UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2005

LAWSON PRODUCTS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction	0-10546 (Commission	36-2229304 (IRS Employer
of incorporation)	File Number)	Identification No.)

1666 East Touhy Avenue, Des Plaines, Illinois	60018
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 827-9666

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement.

On September 14, 2005, Lawson Products, Inc. (the "Company"), entered into an employment agreement with Kenneth E. Malik, the Company's Group President OEM and International.

The following description of the employment agreement is a summary of the material terms of the agreement and does not purport to be complete, and is qualified in its entirety by reference to the agreement, a copy of which is attached to this Form 8-K as Exhibit 10(c)(19), which is incorporated herein by reference.

Mr. Malik’s employment agreement provides that he will receive an annual base salary of $230,000.00. The Executive’s annual base salary may from time to time be increased by the Company's Chief Executive Officer subject to approval of the Compensation Committee of the Board of Directors. The employment agreement provides that the Executive will be eligible for discretionary annual incentive bonuses and to participate in the Company's Long-Term Capital Accumulation Plan, in each case as determined by the Compensation Committee of the Board of Directors of the Company.

The Company may terminate the Executive's employment with or without cause (as defined in the employment agreement). The Executive may terminate his employment with the Company upon sixty (60) days' prior written notice. The Executive's employment will terminate automatically upon his death or permanent disability.

In the event of the Executive's termination of employment without cause, the Company will continue to pay the Executive's base salary and provide him with certain benefits for a period of up to one year. During such salary continuation period, the Executive is obligated to provide certain limited consulting services to the Company. In the event an Executive dies while employed by the Company, the Executive will receive an amount equal to two times the Executive’s then current annual base salary.

Pursuant to the terms of the employment agreement, the Executive has agreed not to compete with the Company during the term of the employment agreement, while receiving salary continuation payments, if any, and for a period of two (2) years thereafter. The employment agreement also contain provisions related to return of Company property, non-disclosure of Company confidential information and other restrictive covenants related to non-solicitation of Company employees, agents and customers.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits:

Exhibit 10(c)(19)	Employment Agreement dated as of September 14, 2005 between the Company and Mr. Malik.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAWSON PRODUCTS, INC.

Date: September 20, 2005
___/s/ Thomas J. Neri_________________________
Name: Thomas J. Neri Title: Executive Vice President, Finance, Planning and Corporate Development; Chief Financial Officer; and Treasurer